6,633,000 Shares

               AMERICA WEST AIRLINES, INC.

                (a Delaware corporation)

                  Class B Common Stock

               (Par Value $.01 Per Share)


                    PRICING AGREEMENT

                                        February 14, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner  & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
    as Representatives of the several
    Underwriters named in the within-
    mentioned Purchase Agreement
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Dear Sirs:

          Reference is made to the Purchase Agreement dated February 14, 1996 (the "Purchase Agreement") relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch &
Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Donaldson, Lufkin & Jenrette Securities Corporation and
Lehman Brothers Inc. are acting as representatives (the
"Representatives"), of the above shares of Class B Common
Stock (the "Securities"), of America West Airlines, Inc., a Delaware corporation (the "Company"), to be sold by certain stockholders named in Schedule B thereto (the
"Selling Stockholders").

          Pursuant to Section 2 of the Purchase Agree-ment, the Selling Stockholders severally and not jointly agree with each Underwriter as follows:

               1.  The initial public offering price per
     share for the Securities, determined as provided in said Section 2, shall be $19.50.

               2.  The purchase price per share for the
     Securities to be paid by the several Underwriters shall be $18.57, being an amount equal to the ini-tial public offering price set forth above less
     $0.93 per share; provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities
     (as defined in the Purchase Agreement) but not payable on the Option Securities.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instru-ment, along with all counterparts, will become a binding agreement among the Underwriters and the Selling Stock-holders in accordance with its terms. By executing this agreement in the space provided below, the Company ac-knowledges the execution and delivery of this Pricing
Agreement by the Representatives and the Selling Stock-holders and the incorporation of this Pricing Agreement into the Purchase Agreement

                              Very truly yours,

TPG PARTNERS, L.P.

By:  TPG Genpar, L.P.
          General Partner

     By:  TPG Advisors, Inc.
          General Partner


By:  /s/ Richard P. Schifter
     --------------------------
     Name:  Richard P. Schifter
     Title:   Vice President

TPG PARALLEL I, L.P.

By:  TPG Genpar, L.P.
          General Partner

     By:  TPG Advisors, Inc.
          General Partner


By:  /s/ Richard P. Schifter
     --------------------------
     Name:  Richard P. Schifter
     Title:   Viice President

AIR PARTNERS II, L.P.

By:  TPG Genpar, L.P.
          General Partner

     By:  TPG Advisors, Inc.
          General Partner


By:  /s/ Richard P. Schifter
     --------------------------
     Name:  Richard P. Schifter
     Title:   Vice President

CONTINENTAL AIRLINES, INC.


By:  /s/ Jeffrey A. Smisek
     --------------------------
     Name:  Jeffrey A. Smisek
     Title:   Senior Vice President

MESA AIR GROUP, INC.,
for itself and its subsidiaries


By:  /s/ W. Stephen Jackson
     --------------------------
     Name:  W. Stephen Jackson
     Title:   Chief Financial Officer


LEHMAN BROTHERS INC.


By:  /s/ John K. Sweeney
     --------------------------
     Name:  John K. Sweeney
     Title:    Managing Director

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
LEHMAN BROTHERS INC.
By: Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated



By   /s/ Robert Woolway
     --------------------------
        Authorized Signatory

For each of themselves and as Representatives of the other
Underwriters named in Schedule A of the Purchase Agree-ment


ACKNOWLEDGED
  as of the date first above written

AMERICA WEST AIRLINES, INC.


By:  /s/ William A. Franke
     --------------------------
     Name:  William A. Franke
     Title:    Chairman